Exhibit 10.2 SECOND AMENDMENT TO EMPLOYMENT AGREEMENT THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of March 22, 2023, is entered into by Driven Brands Shared Services LLC, a Delaware limited liability company (the “Company”), and Scott O’Melia, in his individual capacity (“Executive”), and amends the Employment Agreement between the Company and Executive dated April 23, 2020 (as amended by that certain Amendment to Employment Agreement dated November 1, 2020, the “Employment Agreement”). BACKGROUND The parties wish to amend the Employment Agreement as set forth in this Amendment. Except as specifically modified in this Amendment, the Employment Agreement will continue in full force and effect in accordance with its terms. The Company and Executive agree as follows: SECTION 1. Term. The Term of the Employment Agreement is hereby extended until May 4, 2026. SECTION 2. Definition of Good Reason. Existing Section 4(f) of the Employment Agreement is deleted and replaced in its entirety with the following: (f) “Good Reason” will exist if, without Executive’s written signed consent (i) either Executive’s then-current base salary or target Annual Bonus percentage is decreased (except in the case of a reduction that applies to all senior executives of the Company), (ii) there is a material diminution in Executive’s authority, duties or responsibilities, (iii) Executive is required to report to anybody other than the Chief Executive Officer of the Company or the Board, or (iv) the geographic location of the primary place for performance of Executive’s duties and responsibilities is moved greater than a fifty (50) mile radius from Cumming, GA; provided, however, that no act or omission described in clauses (i) through (iv) will be treated as “Good Reason” under this Employment Agreement unless (1) Executive delivers to the Company a written statement of the basis for Executive’s belief that Good Reason exists within thirty (30) days of the event giving rise to the claim of Good Reason, (2) Executive gives the Company thirty (30) days after the delivery of such statement to cure the basis for such belief, and (3) Executive actually resigns during the five (5) day period which begins immediately after the end of such thirty (30) day cure period if Good Reason continues to exist after the end of such thirty (30) day cure period. SECTION 3. Base Salary. All references to “Base Salary” shall mean the base salary then in effect, which as of the date of this Amendment is $475,000.

SECTION 4. Continuation of the Employment Agreement. The Employment Agreement will continue in full force and effect in accordance with its terms, except as modified by this Amendment. SECTION 5. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Amendment will become binding when one or more counterparts of this Amendment, individually or taken together, bear the signature of all of the parties reflected hereon as the signatories. [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above. DRIVEN BRANDS SHARED SERVICES LLC By: /s/ Jonathan Fitzpatrick______________________ Name: Jonathan Fitzpatrick Title: President and CEO By: /s/ Scott O’Melia__________________________ Scott O’Melia [Signature Page to Second Amendment to Employment Agreement]